Exhibit 10.4

Exhibit A

INVESTOR RIGHTS AND LOCK-UP AGREEMENT

THIS INVESTOR RIGHTS AND LOCK-UP AGREEMENT (this “Agreement”) is entered into as of [●], 2023, by and among Allurion Technologies, Inc. (f/k/a Allurion Technologies Holdings, Inc.), a Delaware corporation (the “Company”), and the parties listed as Investors on Schedule I hereto (each, including any person or entity who hereinafter becomes a party to this Agreement pursuant to Section 8.2, an “Investor” and collectively, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Compute Health Acquisition Corp., a Delaware corporation and predecessor-by-merger to the Company (“CPUH”), Compute Health Corp., a Delaware corporation and a then-direct, wholly-owned subsidiary of CPUH (“Merger Sub I”), Compute Health LLC, a Delaware limited liability company and a then-direct, wholly-owned subsidiary of CPUH (“Merger Sub II”), the Company and Allurion Technologies, Inc. (predecessor by merger to Allurion Technologies, LLC), a Delaware corporation (“Allurion”), have consummated the transactions contemplated by that certain Business Combination Agreement, dated as of February 9, 2023 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things, as part of the same overall transaction, (a) CPUH merged with and into the Company (the “CPUH Merger”), with the Company surviving as the publicly-listed company, (b) promptly, but at least three (3) hours, thereafter Merger Sub I merged with and into Allurion (the “Intermediate Merger”), with Allurion surviving as a wholly-owned subsidiary of the Company and (c) promptly thereafter Allurion merged with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of the Company (collectively with the CPUH Merger and the Intermediate Merger, the “Mergers”), in each case on the terms and conditions set forth therein;

WHEREAS, CPUH, Compute Health Sponsor LLC, a Delaware limited liability company (“Sponsor”), Osama Alswailem, Hani Barhoush, Joshua Fink, Michael Harsh, Omar Ishrak, Jean Nehmé and Gwendolyn A. Watanabe (such persons, collectively with the Sponsor, the “CPUH Initial Stockholders”) and any person or entity who hereafter became or becomes a party to the Prior CPUH Agreement (as defined below) pursuant to Section 5.2 thereof are parties to that certain Registration Rights Agreement, dated February 4, 2021 (the “Prior CPUH Agreement”);

WHEREAS, Allurion is party to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of July 23, 2021, by and among Allurion and certain investors listed therein (together with the Prior CPUH Agreement, the “Prior Agreements”);

WHEREAS, as of prior to the execution of this Agreement and prior to the CPUH Merger Closing, the CPUH Initial Stockholders collectively held 21,562,500 shares of Class B Common Stock of CPUH (collectively, the “Founder Shares”);

WHEREAS, immediately prior to the CPUH Merger Closing, the Founder Shares converted into Class A Common Stock in connection with the Founder Share Conversion and the Independent Director Share Conversion (each as defined in the Sponsor Support Agreement) and, in the CPUH Merger, such Class A Common Stock was cancelled in exchange for the right to receive Pubco Common Stock;

WHEREAS, the Investors of Allurion set forth on Schedule I under the heading Allurion Investors and party hereto (“Allurion Investors”) held, immediately prior to the Final Merger Closing, (a) shares of common stock, par value $0.0001 per share, of Allurion (“Allurion Common Stock”); (b) shares designated as “Series A Preferred Stock”, par value $0.0001 per share (“Allurion Series A Preferred Stock”); (c) shares designated as “Series A-1 Preferred Stock”, par value $0.0001 per share (“Allurion Series A-1 Preferred Stock”); (d) shares designated as “Series B Preferred Stock”, par value $0.0001 per share (“Allurion Series B Preferred Stock”); (e) shares designated as “Series C Preferred Stock”, par value $0.0001 per share (“Allurion Series C Preferred Stock”) (f) shares designated as “Series D-1 Preferred Stock”, par value $0.0001 per share (“Allurion Series D-1 Preferred Stock”); (g) shares designated as “Series D-2 Preferred Stock”, par value $0.0001 per share (“Allurion Series D-2 Preferred Stock”) and (h) shares designated as “Series D-3 Preferred Stock”, par value $0.0001 per share (collectively with Allurion Common Stock, Allurion Series A Preferred Stock, Allurion Series A-1 Preferred Stock, Allurion Series B Preferred Stock, Allurion Series C Preferred Stock, Allurion Series D-1 Preferred Stock and Allurion Series D-2 Preferred Stock, the “Allurion Shares”), as applicable;

WHEREAS, the Allurion Shares were exchanged for Pubco Common Stock on or about the date hereof, pursuant to the Business Combination Agreement;

WHEREAS, certain Investors have purchased shares of Pubco Common Stock in the PIPE Financing in connection with the consummation of the Mergers; and

WHEREAS, the Company and Allurion desire to terminate the Prior Agreements, effective as of the Final Merger Closing, to provide for the terms and conditions included herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Addendum Agreement” is defined in Section 8.2.

“Adverse Disclosure” mean public disclosure of any material nonpublic information which, in the good faith reasonable determination of the Board, (i) would be required to be made in any Registration Statement filed with the Commission by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly and would reasonably be likely to be detrimental to the Company and its subsidiaries.

“Agreement” is defined in the preamble to this Agreement.

“Allurion” is defined in the recitals to this Agreement.

“Allurion Common Stock” is defined in the recitals to this Agreement.

“Allurion Investor Released Shares” means the number of shares of Pubco Common Stock held by a Participating Allurion Investor set forth opposite his, her or its name on Schedule II to this Agreement under the heading “Allurion Investor Released Shares”.

“Allurion Investors” is defined in the recitals to this Agreement.

“Allurion Series A Preferred Stock” is defined in the recitals to this Agreement.

“Allurion Series A-1 Preferred Stock” is defined in the recitals to this Agreement.

“Allurion Series B Preferred Stock” is defined in the recitals to this Agreement.

“Allurion Series C Preferred Stock” is defined in the recitals to this Agreement.

“Allurion Series D-1 Preferred Stock” is defined in the recitals to this Agreement.

“Allurion Series D-2 Preferred Stock” is defined in the recitals to this Agreement.

“Allurion Shares” is defined in the recitals to this Agreement.

“Block Trade” means any non-marketed underwritten offering taking the form of a block trade to financial institutions, QIBs or Institutional Accredited Investors, bought deals, over-night deals or similar transactions that do not include “road show” presentations to potential investors requiring marketing effort from management over multiple days.

“Board” is defined in Section 3.1.1.

“Business Combination Agreement” is defined in the preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Class A Common Stock” is defined in the Business Combination Agreement.

“Closing Date” is defined in the Business Combination Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“CPUH” is defined in the preamble to this Agreement.

“CPUH Initial Stockholders” is defined in the preamble to this Agreement.

“CPUH Investors” shall mean the Investors listed on Schedule I hereto under the heading “CPUH Investors” and party hereto, together with any of their respective Permitted Transferees.

“CPUH Merger” is defined in the recitals to this Agreement.

“Company Independent Nominees” is defined in Section 7.1.

“Demand Registration” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“DTC” means the Depository Trust Company.

“DWAC” is defined in Section 3.5.2.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form 10 Disclosure Filing Date” means the date on which the Company shall file with the Commission a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Founder Shares” is defined in the recitals to this Agreement.

“Gaur Director Nomination Number” means one (1) Gaur Nominee so long as Shantanu Gaur, his Affiliates and any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, Shantanu Gaur or his immediate family beneficially own in the aggregate such number of shares of Pubco Common Stock equal to at least the Gaur Minimum Ownership Threshold.

“Gaur Independent Nominee” is defined in Section 7.1.

“Gaur Minimum Ownership Threshold” means [●]1 shares of Pubco Common Stock (subject to adjustment for stock splits, reclassifications, combinations, stock dividends and similar adjustments).

“Gaur Nominee” is defined in Section 7.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Independent Director” is defined in Section 7.1.

“Initiating Holder” is defined in Section 2.1.6.

“Institutional Accredited Investor” means an institutional “accredited” investor as defined in Rule 501(a) of Regulation D under the Securities Act.

“Intermediate Merger” is defined in the recitals to this Agreement.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Lock-up Release Date” means, for purposes of this Agreement (I) (i) the eighteen (18) month anniversary of the Closing Date as indicated under the heading on Schedule II named “18-month lock-up,” with respect to those Investors listed under such heading, or (ii) the twelve (12) month anniversary of the Closing Date as indicated under the heading “12-month lock-up,” with respect to those Investors listed under such headings, or (II) the date upon completion of a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders of the Company having the right to exchange their Pubco Common Stock for cash, securities or other property.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Merger Sub I” is defined in the recitals to this Agreement.

“Merger Sub II” is defined in the recitals to this Agreement.

“Mergers” is defined in the recitals to this Agreement.

“New Registration Statement” is defined in Section 2.1.4.

“New Securities” means all shares of Pubco Common Stock issued or issuable in connection with the Mergers, including shares issuable upon exercise of any Assumed Warrant.

[1]	Note to Draft: To equal 50% of the shares of Pubco Common Stock held by Shantanu Gaur immediately following Closing.

“Participating Allurion Investor” is defined in Section 6.1.

“Permitted Transferee” means (i) the members of an Investor’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (ii) any trust or family limited liability company or partnership for the direct or indirect benefit of an Investor or the immediate family of an Investor; (iii) if an Investor is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (iv) any officer, director, general partner, limited partner, stockholder, member, or owner of similar equity interests in an Investor; or (v) any affiliate of an Investor.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Prior Agreements” is defined in the preamble to this Agreement.

“Prior CPUH Agreement” is defined in the preamble to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Pubco Common Stock” is defined in the Business Combination Agreement.

“QIB” means “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Registrable Securities” means (i) New Securities and shares of Pubco Common Stock issued in the PIPE Financing, and (ii) all shares of Pubco Common Stock issued to any Investor with respect to such securities referenced in clause (i) by way of any share split, share dividend or other distribution, recapitalization, reorganization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; or (c) such securities shall have ceased to be outstanding.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Remus Capital” means Remus Group Management, LLC and any Affiliate of the foregoing that holds shares of Pubco Common Stock or to whom the foregoing has transferred shares of Pubco Common Stock.

“Remus Director Nomination Number” means one (1) Remus Nominee so long as Remus Capital beneficially owns in the aggregate such number of shares of Pubco Common Stock equal to at least the Remus Minimum Ownership Threshold.

“Remus Independent Nominee” is defined in Section 7.1.

“Remus Minimum Ownership Threshold” means [●]2 shares of Pubco Common Stock (subject to adjustment for stock splits, reclassifications, combinations, stock dividends and similar adjustments).

“Remus Nominee” is defined in Section 7.1.

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“RTW Designated Director” is defined in Section 7.1.

“RTW Designation Condition” means until the later of (x) such time as all Obligations (as defined in the RTW Side Letter) under the Royalty Financing Agreement (as defined in the RTW Side Letter) have been paid by Allurion or (y) such time as all Obligations (as defined in any Additional Revenue Interest Financing Agreement, as defined in the RTW Side Letter) under the Additional Revenue Interest Financing Agreement have been paid by Allurion.

“RTW Master” has the meaning set forth in the definition of RTW Side Letter.

“RTW Innovation” has the meaning set forth in the definition of RTW Side Letter.

“RTW Side Letter” means that certain letter agreement, dated February 9, 2023, by and among CPUH, the Company, Merger Sub II, Allurion, RTW Master Fund, Ltd., an Exempted Company incorporated in the Cayman Islands with limited liability (“RTW Master”), RTW Innovation Master Fund, Ltd., an Exempted Company incorporated in the Cayman Islands with limited liability (“RTW Innovation”), and RTW Venture Fund Limited, an investment company limited by shares incorporated under the laws of Guernsey (“RTW Venture”, and collectively with RTW Master and RTW Innovation, “RTW”).

[2]	Note to Draft: To equal 50% of the shares of Pubco Common Stock held by Remus Capital immediately following Closing.

“RTW Venture” has the meaning set forth in the definition of RTW Side Letter.

“RTW” has the meaning set forth in the definition of RTW Side Letter.

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Sponsor” is defined in the recitals to this Agreement.

“Sponsor Director Nomination Number” means one (1) Sponsor Nominee so long as Sponsor beneficially owns in the aggregate such number of shares of Pubco Common Stock equal to at least the Sponsor Minimum Ownership Threshold.

“Sponsor Minimum Ownership Threshold” means [●]3 shares of Pubco Common Stock (subject to adjustment for stock splits, reclassifications, combinations, stock dividends and similar adjustments).

“Sponsor Nominee” is defined in Section 7.1.

“Sponsor Released Shares” means the number of shares of Pubco Common Stock held by Sponsor set forth opposite its name on Schedule II to this Agreement under the heading “Sponsor Released Shares”.

“Shelf Participant” is defined in Section 2.1.6.

“Takedown Demand” is defined in Section 2.1.6.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any shares of Pubco Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Pubco Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii), other than a Registration Statement filed pursuant to this Agreement. Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

[3]	Note to Draft: To equal 50% of the shares of Pubco Common Stock held by the Sponsor immediately following Closing.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Demand Registration” means an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented, that is a fully marketed underwritten offering that requires Company management to participate in “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by the Company’s auditors, and the issuance of legal opinions by the Company’s legal counsel.

“Underwritten Takedown” means an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented, that requires the issuance of a “comfort letter” by the Company’s auditors and the issuance of legal opinions by the Company’s legal counsel.

“Unrestricted Conditions” is defined in Section 3.5.2.

2.	REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. Provided compliance by the Investors with Section 3.4, the Company shall prepare and file or cause to be prepared and filed with the Commission, no later than forty-five (45) calendar days following the Closing Date, a Registration Statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by such Investors that are not covered by an effective resale registration statement (the “Resale Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and in no event later than ninety (90) days after the Closing Date, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period (as defined below). In the event that the Company files a Form S-1 pursuant to this Section 2.1, the Company shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 promptly after the Company is eligible to use Form S-3. The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors, including the registration of the distribution to its stockholders, partners, members or other affiliates. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this Section 2.1.1 shall include a “plan of distribution” approved by Allurion Investors holding a majority of the Registrable Securities.

2.1.2 Notification and Distribution of Materials. The Company shall promptly notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period (as defined below).

2.1.4 Reduction of Shelf Offering. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file an amendment or amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1, Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including, without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a Pro Rata basis, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1, Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement. If the Company shall not be able to register for resale all of the Registrable Securities on the Resale Shelf Registration Statement within three (3) months following the date of the Company’s receipt of the Commission’s Notice, then, until such Resale Shelf Registration Statement is effective, each of the Allurion Investors shall be entitled to demand registration rights pursuant to Section 2.2 as long as the demand request is a proposal to sell Registrable Securities with an aggregate market price at the time of request of not less than $5,000,000 (the “Shelf Demand Right”). Shelf Demand Rights shall not be counted as Demand Registrations under Section 2.2.

No Investor shall be named as an “underwriter” in any Registration Statement filed pursuant to this Section 2 without the Investor’s prior written consent; provided that if the Commission requests that an Investor be identified as a statutory underwriter in the Registration Statement, then such Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register such Investor’s Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Investors prior to its filing with, or other submission to, the Commission.

2.1.5 Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). The Company shall promptly notify each Investor, or their representatives, in writing of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

2.1.6 Underwritten Takedown.

(a) If the Company shall receive a request (a “Takedown Demand”) from the (i) holders of Registrable Securities with an estimated market value of at least $5,000,000 or (ii) the holders of Registrable Securities registered under the Resale Shelf Registration Statement that own in the aggregate at least 5% of the outstanding Pubco Common Stock requesting a registration of at least $5,000,000 (either, an “Initiating Holder”) that the Company effect an Underwritten Takedown of all or any portion of the requesting holder’s Registrable Securities covered under the Resale Shelf Registration Statement, then the Company shall give (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a participant in the Resale Shelf Registration Statement (“Shelf Participant”), (y) in connection with any Block Trade initiated, notice of such Underwritten Takedown to each holder of Registrable Securities (other than the Initiating Holder(s)) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Underwritten Takedown and (z) in connection with any marketed Underwritten Takedown, at least five (5) Business Days’ notice of such Underwritten Takedown to each holder of Registrable Securities (other than the Initiating Holder(s)) that is a Shelf Participant. In connection with (x) any non-marketed Underwritten Takedown initiated and (y) any marketed Underwritten Takedown, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities covered by the Resale Shelf Registration Statement (by written notice to the Company , which notice must be received by the Company no later than (A) in the case of a non-marketed Underwritten Takedown (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed Underwritten Takedown, three (3) Business Days following the date notice is given to such participant), the Initiating Holder(s) and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Thereupon the Company shall use its commercially reasonable efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Initiating Holder(s) has requested such offering under Section 2.1.6, and

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities covered under the Resale Registration Shelf Statement have requested the Company to offer by request received by the Company in the requisite time period, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b) Promptly after the expiration of the relevant time period, the Company will promptly notify all selling holders of the identities of the other selling holders and the number of shares of Registrable Securities requested to be included therein.

(c) The Company shall only be required to effectuate, within any twelve (12) month period, one Underwritten Takedown by each of (A) the CPUH Investors, collectively, and (B) Allurion Investors, collectively.

2.1.7 Block Trade. If the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $10,000,000 that the Company effect the sale of all or any portion of the Registrable Securities in a Block Trade, then the Company shall, as expeditiously as possible, initiate the offering in such Block Trade of the Registrable Securities for which such requesting holder has requested such offering under Section 2.1.7.

2.1.8 Selection of Underwriters. The Initiating Holder(s) shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.9 Underwritten Takedowns effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time after the expiration of any lock-up to which an Investor’s shares are subject, if any, provided compliance by the Investors with Section 3.4, and provided further there is not an effective Resale Shelf Registration Statement available for the resale of all of the Registrable Securities pursuant to Section 2.1 (and subject to the right of holders to effect Underwritten Takedowns under Section 2.1), (i) CPUH Investors who hold a majority of the Registrable Securities held by all CPUH Investors or (ii) Allurion Investors who hold either a majority of the Registrable Securities held by all Allurion Investors, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will, within five (5) Business Days after receiving such demand, notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within five (5) Business Days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect: (a) more than one (1) Demand Registration during any twelve-month period (not including any Underwritten Takedown); (b) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1 that is not subject to a reduction of registered shares under Section 2.1.4 (and subject to the obligation to effect Underwritten Takedowns as set forth in Section 2.1); or (c) more than two (2) Underwritten Demand Registrations in respect of all Registrable Securities held by Investors.

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Demand Registration. If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Demand Registration. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of the Company. The parties agree that, in order to be effected, any Underwritten Demand Registration must result in aggregate proceeds to the selling stockholders of at least $5,000,000.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Underwritten Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that, in such Underwriter’s or Underwriters’ opinion, the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Pubco Common Stock or other securities which the Company desires to sell and the shares of Pubco Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Pubco Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), any shares of Pubco Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. A Demanding Holder shall have the right to withdraw all or any portion of its Registrable Securities included in an Underwritten Demand Registration pursuant to this Section 2.2 for any reason or no reason whatsoever upon written notice to the Company and the Underwriter or Underwriters of its intention to withdraw from such Underwritten Demand Registration prior to the pricing of such Underwritten Demand Registration; provided, however, that such withdrawn amount shall still be considered an Underwritten Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the registration expenses incurred in connection with an Underwritten Demand Registration prior to its withdrawal under this Section 2.2.5.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.2.1), other than a Registration Statement (i) filed in connection with any employee stock option, employee stock purchase, or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, (v) effected pursuant to Section 2.1 or 2.2 (which, for the avoidance of doubt, is addressed in and subject to the rights set forth therein), then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities with respect to shares not subject to any lock-up, as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). The foregoing rights shall not be available to any Investor at such time as (i) there is an effective Resale Shelf Registration Statement available for the resale of the Registrable Securities pursuant to Section 2.1 (which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 2.1 and Section 2.2) and there was no reduction in registered shares as set forth in Section 2.1.4 or (ii) such Registration is solely to be used for the offering of securities by the Company for its own account. The Company shall cause such Registrable Securities to be included in such registration, provided compliance by the Investors with Section 3.4, and the Company shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Pubco Common Stock which the Company desires to sell, taken together with shares of Pubco Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (A) first, the shares of Pubco Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Pubco Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Pubco Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities or the Company (other than as provided in Section 2.2 which, for the avoidance of doubt, is addressed in and subject to the rights set forth in, Section 2.2), (A) first, the shares of Pubco Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Pubco Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Pubco Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Pubco Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement, if such offering is pursuant to a Demand Registration, or prior to the public announcement of the offering, if such offering is pursuant to an Underwritten Takedown. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2.

3.	REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably possible, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period (as defined below); provided, however, that the Company shall have the right to defer any Demand Registration for up to forty-five (45) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Company stating that, in the good faith judgment of the Board of Directors of the Company (the “Board”), it would require the Company to make an Adverse Disclosure; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso twice, or for more than one hundred twenty (120) total calendar days in any three hundred sixty (360) day period.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

3.1.7 Comfort Letter. In the event of an Underwritten Takedown or an Underwritten Demand Registration, the Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, and a customary “bring-down” thereof, in customary form and covering such matters of the type customarily covered by “cold comfort” letters, as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders. For the avoidance of doubt, this Section 3.1.7 shall not apply to any Block Trade.

3.1.8 Opinions and Negative Assurance Letters. In the event of an Underwritten Takedown or an Underwritten Demand Registration, on the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion and negative assurances letter, each dated such date, of one (1) counsel representing the Company for the purposes of such Registration, including an opinion of local counsel if applicable, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to such Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders. For the avoidance of doubt, this Section 3.1.8 shall not apply to any Block Trade.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering, the preparation of a comfort letter, if applicable, and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Transfer Agent. The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.

3.1.11 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.12 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.13 Road Show. If an offering pursuant to this Agreement is conducted as an Underwritten Takedown or Underwritten Demand Registration and involves Registrable Securities with an aggregate offering price (before deduction of underwriting discounts) is expected to exceed $35,000,000, the Company shall use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such offering.

3.1.14 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a good faith reasonable determination of the Board that the offer or sale of Registrable Securities would require the Company to disclose Adverse Disclosure, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company or destroy all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The foregoing right to delay or suspend may be exercised by the Company for no longer than one hundred twenty (120) total calendar days in any three hundred sixty (360) day period.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.2.1, any Underwritten Takedown pursuant to Section 2.1.6, any Block Trade pursuant to Section 2.1.7 (other than expenses set forth below in clause (ix) of this Section 3.3), any Piggy-Back Registration pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration (not to exceed $50,000 without the consent of Company). The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

3.5 Other Obligations.

3.5.1 At any time and from time to time after the expiration of any lock-up to which such shares are subject, if any, in connection with a sale or transfer of Registrable Securities exempt from registration under the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or transfers.

3.5.2 The stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Investor shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, (B) if such Investor provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, (C) if such Registrable Securities are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate paperwork provided by such Investor, (D) if at any time on or after the date that is one year after the Form 10 Disclosure Filing Date such Investor certifies that it is not an affiliate of the Company and that such Investor’s holding period for purposes of Rule 144 in respect of such Registrable Securities is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to the Investor (collectively, the “Unrestricted Conditions”). The Company agrees that following the date that the Resale Shelf Registration Statement has been declared effective by the Commission or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than two (2) Business Days following the delivery by an Investor to the Company or its transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend, (or, in the case of Registrable Securities represented by book entries, delivery by an Investor to the Company or its transfer agent of a legend removal request) deliver or cause to be delivered to such Investor a certificate or, at the request of such Investor, deliver or cause to be delivered such Registrable Securities to such Investor by crediting the account of such Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities (e.g., upon exercise of warrants), then such securities shall be issued free of all legends. Each Investor shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Pubco Common Stock without legend as required pursuant to the terms hereof.

3.5.3 As long as Registrable Securities remain outstanding the Company shall (a) cause the Pubco Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System of DTC with respect to the Pubco Common Stock; (c) ensure that the transfer agent for the Pubco Common Stock is a participant in, and that the Pubco Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) use its reasonable best efforts to cause the Pubco Common Stock to not at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Pubco Common Stock through DTC, and, in the event the Pubco Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

4.	INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, (including reasonable and documented costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters) arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability is finally judicially determined to have arisen out of or resulted from any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein or to the extent related to any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless to the fullest extent permitted by law the Company, each of its directors and officers, and each other selling holder of Registrable Securities and each other person, if any, who controls such other selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, only insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made expressly in reliance upon and in conformity with information furnished in writing to the Company by such selling holder in writing expressly for use therein, or (ii) such selling holder’s failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder upon the sale of Registrable Securities giving rise to such indemnification obligations.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.	UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon reasonable prior written request, the Company shall deliver to the Investors a customary written statement as to whether it has complied with such requirements.

6.	LOCK-UP AGREEMENTS.

6.1 Investor Lock-Up. Without limiting the terms of any other Ancillary Document or any other contract, agreement or understanding entered into by any Investor, each Investor agrees that it shall not Transfer any shares of Pubco Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Pubco Common Stock (including New Securities) until the Lock-Up Release Date applicable to such Investor; provided, however, that the foregoing restrictions shall (i) not apply to any shares of Pubco Common Stock purchased in the PIPE Financing by any Investor, (ii) not apply to [100] shares of Pubco Common Stock held by each Investor, (iii) with respect to the Allurion Investors that purchased shares of Pubco Common Stock in the PIPE Financing (each, a “Participating Allurion Investor”), not apply to the Allurion Investor Released Shares and (iv) with respect to Sponsor, not apply to the Sponsor Released Shares. The foregoing restriction is expressly agreed to preclude each Investor from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Investor’s shares of Pubco Common Stock even if such shares of Pubco Common Stock would be disposed of by someone other than the undersigned until the Lock-Up Release Date. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Investor’s shares of Pubco Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Pubco Common Stock. The foregoing restrictions shall not apply to Transfers made: (i) pursuant to a bona fide gift or charitable contribution; (ii) by will or intestate succession upon the death of an Investor; (iii) to any Permitted Transferee; (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; (v) in the case of any Investor that is not a natural person, pro rata to the direct or indirect partners, members or stockholders of an Investor or any related investment funds or vehicles controlled or managed by such persons or their respective affiliates in connection with the liquidation or dissolution thereof; (vi) to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that such plan does not provide for the transfer of Pubco Common Stock until the Lock-Up Release Date; (vii) to the transfer of Pubco Common Stock or other securities convertible into or exercisable or exchangeable for Pubco Common Stock acquired in open market transactions after the Closing; or (viii) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of Pubco Common Stock for cash, securities or other property; provided that in the case of (i) through (v), the recipient of such Transfer must enter into a written agreement agreeing to be bound by the terms of this Agreement in form and substance reasonably satisfactory to the Company, including the transfer restrictions set forth in this Section 6.1.

6.2 Release. If, prior to the Lock-Up Release Date applicable to an Investor, the Company consents to any release or waiver of any of the restrictions set forth in Section 6.1 for such Investor (any such release, a “Triggering Release”; and, such party receiving such release, the “Triggering Release Party”), then shares of Pubco Common Stock held by each other Investor shall also be released from the restrictions set forth in Section 6.1 in the same manner and on the same terms (including with respect to any conditions or provisos that apply to such Triggering Release), such number of shares of Pubco Common Stock released for each other Investor being the total number of shares of Pubco Common Stock held by such Investor on the date of such Triggering Release multiplied by a fraction, the numerator of which shall be the number of shares of Pubco Common Stock, options, restricted stock units or warrants to purchase or receive any shares of Pubco Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Pubco Common Stock, released pursuant to the Triggering Release, and the denominator of which shall be the total number of shares of Pubco Common Stock, options, restricted stock units or warrants to purchase or receive any shares of Pubco Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Pubco Common Stock held by the Triggering Release Party on such date. Notwithstanding the foregoing, the provisions of this paragraph will not apply, and a release or waiver will not be deemed to be a Triggering Release: (i) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, (ii) in the case of any primary and/or secondary underwritten public offering of shares of Pubco Common Stock, provided that such waiver or release shall only apply with respect to such Investor’s participation in such underwritten sale or (iii) if the release or waiver is granted to any individual party by the Company in an amount, individually or in the aggregate with other releases and waivers to other individuals, less than or equal to 1% of the total number of outstanding shares of Pubco Common Stock.

7.	BOARD MATTERS.

7.1 Initial Composition. As of the Effective Time, the board of directors of the Company (the “Board”) shall consist of seven (7) directors, a majority of whom shall be “independent” directors for purposes of NYSE rules (each, an “Independent Director”), to initially consist of:

(i) One (1) director to be nominated by Shantanu Gaur (the “Gaur Nominee”);

(ii) One (1) director to be nominated by Remus Capital (the “Remus Nominee”);

(iii) One (1) director to be nominated by the Sponsor (the “Sponsor Nominee”);

(iv) One (1) Independent Director to be nominated by Shantanu Gaur (the “Gaur Independent Nominee”);

(v) One (1) Independent Director to be nominated by Remus Capital (the “Remus Independent Nominee”); and

(vi) Two (2) Independent Directors to be nominated by Allurion (the “Company Independent Nominees”), one of which is to be designated by RTW in accordance with the RTW Side Letter (the “RTW Designated Director”);

in each case, who shall serve in such capacity in accordance with the terms of this Agreement, the Business Combination Agreement, the Pubco Governing Documents (as defined in the Business Combination Agreement), applicable law and NYSE rules.

7.2 Independent Nominees.

(a) Shantanu Gaur shall have the right and ability to recommend a Gaur Independent Nominee. If the Gaur Independent Nominee (or any Replacement Gaur Independent Nominee) is unable or unwilling to serve as a director and ceases to be a director, resigns as a director, is removed as a director, or for any other reason fails to serve as a director, Shantanu Gaur shall have the ability to recommend a substitute person in accordance with this Section 7.2(a) (any such replacement nominee shall be referred to as a “Replacement Gaur Independent Nominee”).

(b) Until such time as Remus Capital beneficially owns in the aggregate less than the Remus Minimum Ownership Threshold, then (A) Remus Capital shall have the right and ability to recommend a Remus Independent Nominee and (B) if the Remus Independent Nominee (or any Replacement Remus Independent Nominee) is unable or unwilling to serve as a director and ceases to be a director, resigns as a director, is removed as a director, or for any other reason fails to serve as a director, Remus Capital shall have the ability to recommend a substitute person in accordance with this Section 7.2(b) (any such replacement nominee shall be referred to as a “Replacement Remus Independent Nominee”).

(c) Until such time as the RTW Designation Condition is no longer satisfied, then unless the RTW Designated Director is otherwise nominated as an Independent Director, a Gaur Independent Nominee or a Remus Independent Nominee, RTW (A) shall have the right and ability to recommend the RTW Designated Director, who the Company shall cause to be nominated as a Company Independent Nominee and (B) if the RTW Designated Director (or any Replacement RTW Designated Director) is unable or unwilling to serve as a director and ceases to be a director, resigns as a director, is removed as a director, or for any other reason fails to serve as a director, RTW shall have the ability to recommend a substitute person in accordance with this Section 7.2(c) (any such replacement nominee shall be referred to as a “Replacement RTW Designated Director”) and the Company shall cause such substitute person to be nominated as a Company Independent Nominee (any such replacement nominee shall be referred to as a “Replacement Company Independent Nominee”).

(d) Any Replacement Gaur Independent Nominee, Replacement Remus Independent Nominee or Replacement Company Independent Nominee, as the case may be, must (A) qualify as “independent” pursuant to NYSE rules, (B) satisfy requirements under applicable Law and (C) be independent of Shantanu Gaur, Remus Capital or the Company, as applicable. The Nominating and Governance Committee of the Company (the “Nominating and Governance Committee”) shall make its determination and recommendation regarding whether such Replacement Gaur Independent Nominee, Replacement Remus Independent Nominee or Replacement Company Independent Nominee, as the case may be, meets the foregoing criteria within fifteen (15) business days after (1) such nominee has submitted to the Company (x) a fully completed copy of the Company’s standard director and officer questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check, a representation agreement, consent to be named as a director in the Company’s proxy statement and certain other agreements) applicable to new directors of the Company and (y) a written representation that such nominee, if elected as a director of the Company, would be in compliance, and will comply, with all applicable Company guidelines and policies and (2) representatives of the Board have conducted customary interview(s) of such nominee, if such interviews are requested by the Board or the Nominating and Governance Committee. The Company shall use its reasonable best efforts to conduct any interview(s) contemplated by this Section 7.2(d) as promptly as reasonably practicable. In the event the Nominating and Governance Committee does not accept a person recommended by Shantanu Gaur as the Replacement Gaur Independent Nominee, Remus Capital as the Replacement Remus Independent Nominee or RTW as the Replacement Company Independent Nominee, as the case may be, Shantanu Gaur, Remus Capital or RTW, as applicable, shall have the right to recommend additional substitute person(s) whose appointment shall be subject to the Nominating and Governance Committee recommending such person in accordance with the procedures described above. Upon the recommendation of a Replacement Gaur Independent Nominee, Replacement Remus Independent Nominee or Replacement Company Independent Nominee, as the case may be, by the Nominating and Governance Committee, the Board shall vote on the appointment of such Replacement Gaur Independent Nominee, Replacement Remus Independent Nominee or Replacement Company Independent Nominee, as the case may be, to the Board promptly after the Nominating and Governance Committee recommendation of such Replacement Gaur Independent Nominee, Replacement Remus Independent Nominee or Replacement Company Independent Nominee, as the case may be; provided, however, that if the Board does not appoint such Replacement Gaur Independent Nominee, Replacement Remus Independent Nominee or Replacement Company Independent Nominee, as the case may be, to the Board pursuant to this Section 7.2(d), Shantanu Gaur, Remus Capital or RTW, as applicable, shall continue to follow the procedures of this Section 7.2(d) until a Replacement Gaur Independent Nominee, Replacement Remus Independent Nominee or Replacement Company Independent Nominee, as applicable, is elected to the Board.

7.2.2 Company Obligations. The Company agrees:

(a) that until such time as Remus Capital no longer meets the Remus Minimum Ownership Threshold, and provided that the Remus Independent Nominee is able and willing to continue to serve on the Board, the Company will include each applicable Remus Independent Nominee in the Company’s slate of director nominees to stand for election to the Board at any meeting of Company stockholders at which directors are to be elected;

(b) that until such time as Shantanu Gaur no longer meets the Gaur Minimum Ownership Threshold, and provided that the Gaur Independent Nominee is able and willing to continue to serve on the Board, the Company will include each applicable Gaur Independent Nominee in the Company’s slate of director nominees to stand for election to the Board at any meeting of Company stockholders at which directors are to be elected;

(c) that until such time as RTW no longer meets the RTW Designation Condition, and provided that the RTW Designated Director is able and willing to continue to serve on the Board, the Company will include each applicable RTW Designated Director as a Company Independent Nominee in the Company’s slate of director nominees to stand for election to the Board at any meeting of Company stockholders at which directors are to be elected;

(d) to recommend, support and solicit proxies for each such Gaur Independent Nominee, Remus Independent Nominee or RTW Designated Director as a Company Independent Nominee, in each such case, in substantially the same manner as it recommends, supports and solicits proxies for any other members of such slate of director nominees;

(e) to cause to be nominated a lead Independent Director (the “Lead INED”) of the Board, who shall serve at all times as chair or co-chair of the Board, and who initially shall be Omar Ishrak. The Company shall cause the Lead INED to be nominated as the Sponsor Nominee; and

(f) from time to time and at all times on or prior to the second (2nd) anniversary of the Closings (as defined in the Business Combination Agreement), to cause Omar Ishrak to be the Lead INED; provided, that, at the time when such annual or special meeting of stockholders at which an election of directors is held or at the time when such written consent of the stockholders to elect one or more directors is entered into, Omar Ishrak (i) has not refused and continues to refuse to stand for re-election, (ii) is not unable to discharge the duties of the Lead INED due to death or incapacity or (iii) is not ineligible to serve as the Lead INED.

7.2.3 Certain Investor Obligations.

(a) Remus Capital agrees and commits solely with the Company (and not any other party) that such party will appear in person or by proxy at any meeting of Company stockholders at which directors are to be elected and vote all shares beneficially owned by such party in favor of each of the nominees on the slate of director nominees nominated by the Company and otherwise in accordance with the Board’s recommendation on any other proposal relating to the appointment, election or removal of directors. The obligation for the Remus Capital to comply with this Section 7.2.3(a) shall automatically terminate without any further action at such time as Remus Capital no longer meets the Remus Minimum Ownership Threshold.

(b) Remus Capital agrees and commits solely with the Company (and not any other party) that prior to any Remus Independent Nominee (including any Replacement Remus Independent Nominee) being appointed to the Board, the Remus Independent Nominee shall have submitted to the Board a duly executed irrevocable resignation letter pursuant to which such nominee shall resign from the Board and all applicable committees thereof automatically and effective immediately if Remus Capital fails to have the right to nominate such nominee to the Board. Remus Capital shall promptly (and in any event within five (5) business days) provide written notice to the Company if Remus Capital fails to satisfy the Remus Minimum Ownership Threshold at any time.

7.3 Other Nominees.

7.3.1 Other Nominees.

(a) Remus Capital. Until such time as the Remus Director Nomination Number is zero (0), then (A) Remus Capital shall have the right and ability to recommend a number of Remus Nominees equal to the Remus Director Nomination Number and (B) if any Remus Nominee (or any Replacement Remus Nominee) is unable or unwilling to serve as a director and ceases to be a director, resigns as a director, is removed as a director, or for any other reason fails to serve as a director, Remus Capital shall have the ability to recommend a substitute person in accordance with this Section 7.3 (any such replacement nominee shall be referred to as a “Replacement Remus Nominee”).

(b) Sponsor.

(i) Until such time as the Sponsor Director Nomination Number is zero (0), then (A) the Sponsor shall have the right and ability to recommend a number of Sponsor Nominees equal to the Sponsor Director Nomination Number and (B) if any Sponsor Nominee (or any Replacement Sponsor Nominee) is unable or unwilling to serve as a director and ceases to be a director, resigns as a director, is removed as a director, or for any other reason fails to serve as a director, the Sponsor shall have the ability to recommend a substitute person in accordance with this Section 7.3 (any such replacement nominee shall be referred to as a “Replacement Sponsor Nominee”).

(ii) The initial Sponsor Nominee shall be Omar Ishrak.

(iii) The Sponsor agrees, from time to time and at all times on or prior to the second (2nd) anniversary of the Closings (as defined in the Business Combination Agreement), to cause Omar Ishrak to be the Sponsor Nominee; provided, that, at the time when such annual or special meeting of stockholders at which an election of directors is held or at the time when such written consent of the stockholders to elect one or more directors is entered into, Omar Ishrak (i) has not refused and continues to refuse to stand for re-election, (ii) is not unable to discharge the duties of the Sponsor Nominee due to death or incapacity or (iii) is not ineligible to serve as the Sponsor Nominee.

(c) Gaur Nominee. Until such time as the Gaur Director Nomination Number is zero (0), then (A) Shantanu Gaur shall have the right and ability to recommend a number of Gaur Nominees equal to the Gaur Director Nomination Number and (B) if any Gaur Nominee (or any Replacement Gaur Nominee) is unable or unwilling to serve as a director and ceases to be a director, resigns as a director, is removed as a director, or for any other reason fails to serve as a director, Shantanu Gaur shall have the ability to recommend a substitute person in accordance with this Section 7.3 (any such replacement nominee shall be referred to as a “Replacement Gaur Nominee”).

7.3.2 Replacement Nominees.

(a) Any Replacement Remus Nominee, Replacement Sponsor Nominee or Replacement Gaur Nominee, as the case may be, must satisfy requirements under applicable Law. The Nominating and Governance Committee of the Company shall make its determination and recommendation regarding whether such Replacement Remus Nominee, Replacement Sponsor Nominee or Replacement Gaur Nominee, as the case may be, meets the foregoing criteria within fifteen (15) business days after such nominee has submitted to the Company (x) a fully completed copy of the Company’s standard director and officer questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check, a representation agreement, consent to be named as a director in the Company’s proxy statement and certain other agreements) applicable to new directors of the Company and (y) a written representation that such nominee, if elected as a director of the Company, would be in compliance, and will comply, with all applicable Company guidelines and policies. If the Nominating and Governance Committee determines that such person meets such criteria, the Board shall vote to elect such person to the Board promptly following the Nominating and Governance Committee’s determination. In the event the Nominating and Governance Committee determines that such person does not meet such criteria, Remus Capital, Sponsor or Shantanu Gaur, as applicable, shall have the right to recommend additional substitute person(s) whose appointment shall be subject to the Nominating and Governance Committee recommending such person in accordance with the procedures described above.

7.3.3 Company Obligations. The Company agrees:

(a) that until such time as the Remus Director Nomination Number is zero (0), and provided that the Remus Nominee is able and willing to continue to serve on the Board, the Company will include such Remus Nominee in the Company’s slate of director nominees to stand for election to the Board at any meeting of Company stockholders at which directors are to be elected;

(b) that until such time that the Sponsor Director Nomination Number is zero (0), and provided that the Sponsor Nominee is able and willing to continue to serve on the Board, the Company will include the Sponsor Nominee in the Company’s slate of director nominees to stand for election to the Board at any meeting of Company stockholders at which directors are to be elected;

(c) that until such time that the Gaur Director Nomination Number is zero (0), and provided that the Gaur Nominee is able and willing to continue to serve on the Board, the Company will include the Gaur Nominee in the Company’s slate of director nominees to stand for election to the Board at any meeting of Company stockholders at which directors are to be elected; and

(d) to recommend, support and solicit proxies for each such Remus Nominee, Sponsor Nominee or Gaur Nominee, in each such case, in substantially the same manner as it recommends, supports and solicits proxies for any other members of such slate of director nominees.

7.3.4 Certain Investor Obligations.

(a) Each of Remus Capital, Sponsor or Shantanu Gaur, severally and not jointly, agrees and commits solely with the Company (and not any other party) that such party will appear in person or by proxy at any meeting of Company stockholders at which directors are to be elected and vote all shares beneficially owned by such party in favor of each of the nominees on the slate of director nominees nominated by the Company and otherwise in accordance with the Board’s recommendation on any other proposal relating to the appointment, election or removal of directors. The obligation for Remus Capital to comply with this Section 7.3.4(a) shall automatically terminate without any further action at such time as the Remus Director Nomination Number is zero (0). The obligation for the Sponsor to comply with this Section 7.3.4(a) shall automatically terminate without any further action at such time as the Sponsor Director Nomination Number is zero (0). The obligation for Shantanu Gaur to comply with this Section 7.3.4(a) shall automatically terminate without any further action at such time as the Gaur Director Nomination Number is zero (0).

(b) Each of Remus Capital, Sponsor or Shantanu Gaur, severally and not jointly, agrees and commits solely with the Company (and not any other party) that (x) solely in the case of Remus Capital, prior to any Remus Nominees (including any Replacement Remus Nominees) being appointed to the Board, (y) solely in the case of the Sponsor, prior to any Sponsor Nominee (including any Replacement Sponsor Nominee) being appointed to the Board, or (z) solely in the case of the Gaur Nominee, prior to any Gaur Nominee (including any Replacement Gaur Nominee) being appointed to the Board, the Remus Nominee, the Sponsor Nominee and/or the Gaur Nominee, as the case may be, shall have submitted to the Board a duly executed irrevocable resignation letter pursuant to which such nominee(s) shall resign from the Board and all applicable committees thereof automatically and effective immediately if Remus Capital (solely in the case of the Remus Nominees), the Sponsor (solely in the case of the Sponsor Nominee) or Shantanu Gaur (solely in the case of the Gaur Nominee), fail(s) to have the right to nominate such nominee(s) to the Board. Remus Capital shall promptly (and in any event within five (5) business days) provide written notice to the Company if the Remus Director Nomination Number is reduced to zero (0) at any time. The Sponsor shall promptly (and in any event within five (5) business days) provide written notice to the Company if the Sponsor Director Nomination Number is reduced to zero (0) at any time. Shantanu Gaur shall promptly (and in any event within five (5) business days) provide written notice to the Company if the Gaur Director Nomination Number is reduced to zero (0) at any time.

8.	MISCELLANEOUS.

8.1 Other Registration Rights and Arrangements. The Company represents and warrants that no person, other than a holder of the Registrable Securities, the investors of the PIPE Financing and Fortress pursuant to the Fortress Credit Agreement (as such terms are defined in the Business Combination Agreement) has any right to require the Company to register any of the Company’s capital stock for sale or to include the Company’s capital stock in any registration filed by the Company for the sale of capital stock for its own account or for the account of any other person. The parties hereby terminate the Prior Agreements, each of which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

8.2 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder to a Permitted Transferee. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 8.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than fifteen (15) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

8.3 Amendments and Modifications. Upon the written consent of the Company and the Investors holding a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, that (a) the provisions of Sections 7.2 and 7.3 and related definitions as it relates to the Gaur Independent Nominee or Gaur Nominee may not be amended, modified, terminated or waived without the written consent of Shantanu Gaur; (b) the provisions of Sections 7.2 and 7.3 and related definitions as it relates to the Remus Independent Nominee or Remus Nominee may not be amended, modified, terminated or waived without the written consent of Remus Capital; (c) the provisions of Section 7.3 and related definitions as it relates to the Sponsor Nominee may not be amended, modified, terminated or waived without the written consent of the Sponsor; (d) any amendment hereto or waiver hereof that adversely affects an Investor, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from other Investors (in such capacity) shall require the consent of such Investor so affected; and (e) any waiver, amendment or repeal of the restrictions set forth in Section 6.1 (or of this Section 8.3 in respect of this proviso) shall require the prior written consent of the Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party hereto effected in a manner which does not comply with this Section 8.3 shall be void, ab initio. No course of dealing between any Investor or the Company and any other party hereto or any failure or delay on the part of an Investor or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Investor or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

8.4 Term. This Agreement shall terminate upon the earlier of (i) the seventh anniversary of the date of this Agreement, (ii) a Change of Control (as defined in the Business Combination Agreement) or (iii) the date as of which there shall be no Registrable Securities outstanding; provided, further that with respect to any Investor, such Investor will have no rights under this Agreement and all obligations of the Company to such Investor under this Agreement shall terminate upon the earlier of (x) the date at least one year after the date hereof that such Investor ceases to hold at least 1% of the Registrable Securities outstanding on the date hereof or (y) if such Investor is a director or an executive officer of the Company, the date such Investor no longer serves as a director or an executive officer of the Company; provided, however, that such termination as to an Investor shall not apply to the following provisions until such Investor no longer holds any Registrable Securities: Sections 3.1.4, 3.1.5, 3.1.10, 3.1.12, 3.1.14, 3.2, 3.3, 3.4, 3.5, 8.3, 8.5 and Articles IV and V. Notwithstanding the foregoing, (a) the piggy-back registration rights provided for in Section 2.3 of this Agreement shall terminate no later than the third anniversary of the date of this Agreement and (b) the obligations set forth in Article VII shall survive until the earlier of a termination of this Agreement in accordance with clauses (i) or (ii) above or with respect to an Investor at such time as such Investor is no longer entitled to nominate a director to the Board.

8.5 Notices. All notices, demands, requests, claims and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) by delivery in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof, but excluding any automated reply, such as an out-of-office notification), (iii) by FedEx or other nationally recognized overnight delivery service or (iv) posting in the United States mail (having been sent registered or certified mail return receipt requested, postage prepaid) (upon receipt thereof), to the parties as follows:

If to the Company:

Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Attention: Chief Executive Officer

Email: sgaur@allurion.com

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Danielle M. Lauzon and Paul R. Rosie

E-mail: dlauzon@goodwinlaw.com, prosie@goodwinlaw.com

If to an Investor, to the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in the Company’s books and records.

8.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, then all other provisions of this Agreement shall remain in full force and effect. Furthermore, upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

8.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, representations, undertakings, understandings and other arrangements, both oral and written, among the parties hereto with respect to the subject matter hereof, including, without limitation the Prior Agreements.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Investor Rights and Lock-up Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

ALLURION TECHNOLOGIES, INC.

By:
Name:
Title:

Signature Page to Investor Rights and Lock-up Agreement

INVESTORS:

Signature Page to Investor Rights and Lock-up Agreement

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights and Lock-up Agreement dated as of [   ], 2023 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of common stock of the Company (the “Pubco Common Stock”) as a transferee of such shares of Pubco Common Stock from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the shares of Pubco Common Stock shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name:______________________________	ALLURION TECHNOLOGIES, INC.

By:	By:
Name:
Title:

A-1